Exhibit 32.1

Certification of Chief Executive Officer
Under Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Daleco Resources Corporation (the “Company”) on Form 10-QSB for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephan V. Benediktson, Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephan V. Benediktson
Stephan V. Benediktson Chairman of the Board of Directors and Chief Executive Officer February 14, 2007